EXHIBIT 10.1

FORM OF
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
HAMILTON LANE ADVISORS, L.L.C.

Dated as of [ ], 2017

THE UNITS REPRESENTED BY THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
HAMILTON LANE ADVISORS, L.L.C.
This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of HAMILTON LANE ADVISORS, L.L.C. (the “Company”), dated as of [_____________], 2017, is adopted, executed and agreed to, for good and valuable consideration, by and among the members listed on the Schedule of Members (as defined below), and shall be effective as of the Effective Time, subject to Section 14.15 below. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 2.1.
RECITALS

WHEREAS, Hamilton Lane Advisors, L.L.C. was originally formed as a Pennsylvania limited liability company on May 12, 1998 under the Act);
WHEREAS, on December 10, 2003, the Members of the Company at that time entered into a Second Amended and Restated Operating Agreement of the Company, as amended by Amendment No. 1 thereto, dated June 30, 2010;
WHEREAS, on February 28, 2012, the Members of the Company at that time entered into the Third Amended and Restated Operating Agreement of the Company (the “Third A&R Operating Agreement”);
WHEREAS, Hamilton Lane Incorporated, a Delaware corporation (“HLI”), and the Company intend to enter into an underwriting agreement (a) to issue and sell to the several underwriters named therein shares of Class A Common Stock, par value $0.001 per share, of HLI (the “Class A Common Stock”), (b) to make a public offering of those shares of Class A Common Stock ((a) and (b), collectively, the “IPO”), and (c) to contribute the proceeds of the IPO to the Company in exchange for newly-issued Class A Interests of the Company;
WHEREAS, in connection with the IPO, the current Members of the Company desire to amend and restate the Third A&R Operating Agreement to be effective from and after the Effective Time, and to, among other things:
(i)    provide for the contribution of the proceeds of the IPO to the Company;
(ii)    designate HLI as the sole manager of the Company (the “Managing Member”);

(iii)    create a class of Units designated as Class A Units and issue those Units to HLI in consideration of the contribution by HLI of the net proceeds of the IPO to the Company, less amounts used to fund the purchases described in clause (vii) below;
(iv)    reclassify the Company’s existing Class A Interests and Class C Interests (each as defined in the Third A&R Operating Agreement) as Class B and Class C Units, respectively;
(v)    adjust the numbers of reclassified Class B and Class C Units by the operation of the Conversion Ratio as set forth in Section 3.2 below;
(vi)    redeem and cancel any fractional Class B or Class C Units created by application of the Conversion Ratio, for cash using a portion of the proceeds from the IPO;
(vii)    cause the Managing Member to purchase from each of the Members whose names are set forth on Annex A the respective numbers of Class B and Class C Units set forth thereon;
(viii)    change and reclassify any Class B or Class C Units acquired by the Managing Member pursuant to the preceding clause into Class A Units; and
(ix)    cause each Member holding Class B Units to acquire one share of Class B Common Stock for each Class B Unit held for consideration of $0.001 per share.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE I.     CONTINUATION OF THE COMPANY
1.1      Continuation of the Company . The Company was formed as a limited liability company under the Act by the filing of the Certificate with the Department of State of Pennsylvania on May 12, 1998. The Members hereby agree to continue the Company as a limited liability company under the Act for the purposes and upon the terms and conditions hereinafter set forth to give effect to, authorize, and memorialize the transactions occurring in connection with the IPO and to be bound by the terms and conditions hereof. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of that provision, this Agreement shall, to the extent permitted by the Act, control.
1.2    Name. The name of the Company is “Hamilton Lane Advisors, L.L.C.,” as that name may be modified from time to time by the Managing Member as it may deem advisable.
1.3    Business of the Company. Subject to the limitations on the activities of the Company otherwise specified in this Agreement, the purpose and business of the Company shall be the conduct of any business or activity that may be conducted by a limited liability company organized pursuant to the Act. The Company shall have all the powers permitted by law which are necessary or desirable to carry out the purpose and business of the Company, including, but not limited to, the powers to do the following:
(a)    transact business in any state or nation in which the Company may lawfully act, for itself or as principal, agent or representative for any Person;
(b)    enter into, make, perform and carry out, or cancel and rescind, contracts and other obligations for any lawful purpose;
(c)    apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Company, and to use, exercise, develop and license the use of the same;
(d)    employ on behalf of the Company legal counsel, accountants and other professional advisors with respect to any business of the Company;
(e)    compromise, submit to arbitration, sue on, and defend claims in favor of or against the Company; and
(f)    exercise all of the general rights, privileges and powers permitted by the provisions of the Act, as adopted or hereafter amended or supplemented.
1.4    Location of Principal Place of Business. The location of the principal place of business of the Company is One Presidential Boulevard, Fourth Floor, Bala Cynwyd, Pennsylvania 19004 or such other location as may be determined by the Managing Member. In addition, the Company may maintain such other offices as the Managing Member may deem advisable at any other place or places within or without the Commonwealth of Pennsylvania.
1.5      Ownership of Assets . The Company shall hold all of its assets in the name of the Company and not in the name of any Member. No Member shall have any ownership interest in the Company’s assets.
1.6    Fiscal Year. The Company’s fiscal year shall be set by the Managing Member from time to time.
1.7    Term. The term of the Company commenced on the date of filing of the Certificate, and shall be perpetual unless the Company is earlier dissolved and terminated in accordance with the provisions of this Agreement.
1.8    Governing Law. The Company elects to be subject to the Pennsylvania Uniform Limited Liability Company Act of 2016 effective as of February 21, 2017.

ARTICLE 2.     DEFINITIONS
2.1    Definitions. The following terms used in this Agreement shall have the following meanings.
“Act” means, with respect to a date or period of time before February 21, 2017, the Pennsylvania Limited Liability Company Law of 1994, 15 Pa. C.S. Chapter 89. With respect to a date or period of time on or after February 21, 2017, the term means the Pennsylvania Uniform Limited Liability Company Act of 2016, 15 Pa. C.S. Chapter 88.
“Adjusted Capital Account” means, with respect to any Member, the Member’s Capital Account (x) increased by the sum of (A) the amount of the Member’s share of Company Minimum Gain, (B) the amount of the Member’s share of Member Minimum Gain and (C) any amount of the deficit balance in the Member’s Capital Account that the Member is treated as obligated to restore pursuant to Regulation section 1.704-1(b)(2)(ii)(c) and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition shall be interpreted consistently with Regulation section 1.704-1(b)(2)(ii)(d).
“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of a majority of such Person’s voting stock, by contract or otherwise.
“Agreement” means this Fourth Amended and Restated Limited Liability Company Agreement, as amended, modified or supplemented from time to time.
“Assignees” has the meaning set forth in Section 10.2(e).
“ Assumed Tax Rate ” means a rate determined by the Managing Member for the applicable Taxable Year, which shall equal the highest effective combined marginal U.S. federal, state and local income tax rate (taking into account any self-employment tax or tax imposed by Code section 1411) applicable during such Taxable Year to a natural person residing in or corporation doing business in New York, New York or in San Francisco, California (after giving effect to any differences in rates applicable to ordinary income and capital gains and any U.S. federal income tax deduction for such state and local income taxes).

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City, New York or Philadelphia, Pennsylvania.
“Capital Account” means, with respect to any Member, the account maintained by the Company with respect to such Member in accordance with Section 4.4.
“Capital Contribution” means any contribution (whether in cash, property or a combination thereof) to the capital of the Company.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all securities, warrants, options or other rights to purchase or acquire, or that are convertible into, any of the foregoing.
“ Cause ” shall mean, in the case of a Management LLC Member that has an effective employment agreement or consulting agreement with the Company or an Affiliate of the Company at the time of termination of employment, the meaning ascribed to it in that employment or consulting agreement, and in the case of any other Management LLC Member, the following:
(a)    fraud or dishonesty in connection with the Management LLC Member’s employment or service, or theft, misappropriation or embezzlement of HLI’s, the Company’s and/or any Affiliate’s funds or other property;
(b)    conviction or indictment of the Management LLC Member or the entering of a plea of nolo contendere by the Management LLC Member with respect to any felony, crime involving fraud or misrepresentation, or any other crime (whether or not such felony or crime is connected with his or her employment or service) the effect of which in the judgment of the board of directors of HLI is likely to affect, materially and adversely, HLI, the Company and/or any Affiliate thereof;
(c)    abuse of alcohol or other drugs which materially interferes with the performance by the Management LLC Member of his or her duties, or the use by the Management LLC Member of any illegal drugs or narcotics; or
(d)    the Management LLC Member's engaging in any Competition or breaching any non-competition agreement applicable to him or her while employed by, or providing services to, the Company or an Affiliate of the Company.

“Certificate” means the Certificate of Organization of the Company, as amended, modified or supplemented from time to time.
“Class A Common Stock” has the meaning set forth in the Recitals.
“Class A Units” means the Class A common units of membership interest in the Company.
“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of HLI.
“Class B Units” means the Class B common units of membership interest in the Company.
“Class C Units” means the Class C common units of membership interest in the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the shares of Class A Common Stock, including any shares of capital stock into which Class A Common Stock may be converted (as a result of a recapitalization, share exchange or similar event) or that are issued with respect to Class A Common Stock (including, without limitation, with respect to any stock split or stock dividend, or a successor security).
“Company” has the meaning set forth in the preamble.
“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations section 1.704-2(b)(2).
“Competition” shall mean any of the following activities:
(a)    engaging in, working for, providing services to, participating in the ownership, management, or operation of, or having a financial interest in any business engaged in the same or similar activities to those now or hereinafter carried on by the Company or any Affiliate (other than as a passive owner of not more than one percent of the outstanding publicly traded stock of any company in such business);
(b)    interfering with the relationship of the Company or Affiliate and any of its employees (including, but not limited to, causing or helping another business to hire any employee of the Company or any Affiliate);

(c)    directly or indirectly diverting (or attempting to divert) from the Company or any Affiliate any business in which the Company or any Affiliate has been actively engaged;
(d)    interfering with the  relationship of the Company or any Affiliate with any of their respective clients or prospective clients; or
(e)    disclosing (except in the good-faith performance of services to the Company or any Affiliate) to any Person (other than an employee of the Company or any Affiliate), or using for himself or herself, any confidential proprietary information belonging to or relating to the Company or any Affiliate.
“Conversion Ratio” means the ratio that is equal to the fraction of which (x) the numerator is the number that is obtained by dividing the Implied Value of the Company at the Effective Time by the aggregate number of Class A and Class C Interests (as defined in the Third A&R Operating Agreement) then outstanding and (y) the denominator is the Offering Price.
“Depreciation” has the meaning set forth in the definition of “Net Income” or “Net Loss” under paragraph (e) therein.
“Distribution” means each distribution after the Effective Date made by the Company to a Member, whether in cash, property or securities of the Company, pursuant to Article 6.
“Effective Date” has the meaning set forth in the Recitals.
“Effective Time” means the moment in time immediately preceding the closing of the IPO.
“Equity Incentive Plan” means the Hamilton Lane Incorporated 2016 Equity Incentive Plan.
“Exchange Agreement” means the Exchange Agreement, effective on or about the Effective Date, among the Company, HLI and the Company Unitholders (as defined therein) from time to time party thereto, as the same may be amended, modified, supplemented or restated from time to time.
“Fair Market Value” means, except as otherwise provided for herein, as of any given date of determination, the cash price, as determined in good faith by the Managing Member using any reasonable method of valuation and taking into account any relevant facts and circumstances then prevailing and in accordance with this Agreement, at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such assets or properties in an arm’s-length negotiated transaction with an unaffiliated third party without time constraints.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset on the date of the contribution;
(b)    the Gross Asset Values of all Company assets shall be adjusted to equal their respective Fair Market Values as of the following times:
(i)    (A) HLI’s acquisition of an interest in the Company in exchange for HLI’s Capital Contribution on the Effective Date and (B) the acquisition of an additional interest in the Company after the Effective Date by a new or existing Member in exchange for more than a de minimis Capital Contribution;
(ii)    the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company or any of its subsidiaries by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Regulations section 1.704-1(b)(2)(iv)(f)(5)(iii);
(iii)    the Distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and
(iv)    the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g).
except that such adjustments at the time of any event described in (i)(B), (ii) or (iii) shall be made only if the Managing Member reasonably determines that they are necessary or appropriate to reflect the relative economic interests of the Members in the Company.
(c)    the Gross Asset Value of any Company asset distributed to a Member shall be the Fair Market Value of such asset on the date of Distribution;
(d)    the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Managing Member determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e)    with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation rather than any other depreciation, amortization or other cost recovery method.
“HLAI” means HLA Investments, LLC, a Delaware limited liability company.
“HLI” has the meaning set forth in the Recitals.
“Implied Value” means the value of the Company that is implicit in the Offering Price, before giving effect to underwriting discounts and costs and expenses of the IPO.
“Indemnified Party” has the meaning set forth in Section 9.3(a).
“Interest” when used in reference to an interest in the Company, means the entire ownership interest of a Member in the Company at any particular time, including the Member’s interest in the capital, income, gains, losses, deductions, expenses and distributions of the Company and the Member’s governance rights.
“IPO” has the meaning set forth in the Recitals.
“Liquidator” has the meaning set forth in Section 11.2(c).
“Major Management Holder” means any Management LLC Member (together with his or her successors-in-interest) that is a party to the Stockholders Agreement, effective at the Effective Time, among the Company, the Managing Member and certain of the Management LLC Members.
“Management LLC” has the meaning set forth in Section 2.2.
“Management LLC Member” has the meaning set forth in Section 2.2. A Management LLC Member will continue to meet such definition even if Management LLC distributes Units to be held directly by such Person rather than through Management LLC.
“Managing Member” has the meaning set forth in the Recitals.
“Member” means each of the Persons listed on the Schedule of Members and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Any reference in this Agreement to any Member shall include a Substituted Member to the extent such Substituted Member was admitted to the Company in accordance with the provisions of this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations section 1.704-2(i).
“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations section 1.704-2(b)(4).
“Member’s Owners” has the meaning set forth in Section 10.2(b).
“Membership Certificate” has the meaning set forth in Section 3.3(a).
“Net Income” or “Net Loss” means, for each Taxable Year or other period, an amount equal to the Company’s taxable income or loss for such Taxable Year or other period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:
(a)    any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;
(b)    any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;
(c)    in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;
(d)    gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e)    in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Regulation section 1.704-1(b)(2)(iv)(g);

(f)    to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
(g)    any item of income, gain, credit, loss, deduction or expenditure allocated under Section 5.2 shall be excluded from the computation of Net Income and Net Loss.
“Net Proceeds” means, when applied to any sale of securities by HLI, the gross proceeds to HLI from the sale less any underwriting or similar discounts or commissions and all bona fide out-of-pocket expenses of HLI, the Company and their respective subsidiaries in connection with such issuance to the extent such commissions or expenses are to be paid by HLI.
“Offering Price” means the price at which shares of Class A Common Stock are sold to the public in the IPO pursuant to the Underwriting Agreement.
“Officer” and “Officers” have the meanings set forth in Section 9.2(a).
“PAUCC” has the meaning set forth in Section 3.3(c).
“Percentage Interest” means, with respect to each Member, as of the applicable date of determination, a fraction (expressed as a percentage), the numerator of which is the number of Units held by such Member and the denominator of which is the total number of Units held by all Members.
“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.
“Permitted Transfer” has the meaning set forth in Section 10.2(b).
“ Qualified Sale Transaction ” means a sale of all or substantially all of the consolidated business, operations, and assets of HLI, HLAI, the Company, and their respective Subsidiaries in one transaction or a series of related transactions that is structured (whether by way of merger, combination, reorganization or similar transaction) to include a sale or transfer to the purchaser of Units of the Company and interests in the Management LL or HLAI to any of (a) a bona fide third party, unaffiliated purchaser, (b) HLAI, or (c) a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended to date (or any successor provisions thereto) that includes HLAI or consists solely of Persons (excluding Management LLC) who were parties on the Closing Date to the Stockholders’ Agreement, effective as of the date hereof, by and among HLI, HLAI, Management LLC, and the other Persons party thereto, that, in any case, is approved by a majority of the Board of Directors of HLI.
“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.
“Regulation” means a Treasury Regulation promulgated under the Code.
“ Regulatory Allocations ” has the meaning set forth in Section 5.2(g) .
“ Schedule of Members ” has the meaning set forth in Section 3.1(c) .
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Substituted Member” means any Person admitted to the Company as a substituted Member pursuant to the provisions of Article 10.
“ take-along right ” has the meaning set forth in Section 10.4(b) .
“Tax Distribution” has the meaning set forth in Section 6.4.
“Tax Matters Partner” has the meaning set forth in Section 7.5.
“Tax Receivable Agreement” means the Tax Receivable Agreement, effective on or about the Effective Date, among the Company, HLI, and the HLA Members (as defined therein) from time to time party thereto, as the same may be amended, modified, supplemented or restated from time to time.
“Taxable Year” has the meaning set forth in Section 7.4.
“Third A&R Operating Agreement” has the meaning set forth in the recitals.
“Transfer,” “Transferee” and “Transferor” have the respective meanings set forth in Section 10.1.
“True-Up Amount” means, in respect of a particular U.S. federal income tax year of the Company, an amount equal to (x) the greater of (A) the product of (i) the taxable income of the Company for such tax year (determined by disregarding any adjustment to the taxable income of any Member that arises under Code section 743(b) and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Code section 743(a)) multiplied by (ii) the Assumed Tax Rate or (B) the actual total amount described in clause (2) of Section 5.4(a) minus (y) the aggregate amount of distributions made in respect of such tax year (treating any Tax Distribution made with respect to income for such tax year, regardless of when made, and any distribution other than a Tax Distribution made during such tax year, as being made in respect of such tax year).
“Unit” has the meaning set forth in Section 3.1(a).
“Void Transfer” has the meaning set forth in Section 10.1.
“Withdrawing Member” has the meaning set forth in Section 10.2(e).
2.2    Voting of Units Owned by Management LLC. For purposes of calculating voting majorities hereunder, HL Management Investors, LLC (“Management LLC”) shall be entitled to divide its vote and each of the members of Management LLC listed on the Schedule of Members (each, a “Management LLC Member”) shall be entitled to vote, on behalf of Management LLC, a portion of the Units held by Management LLC equal to the percentage set forth opposite such Management LLC Member’s name on the Schedule of Members of the Units held by Management LLC (as such portion of the Schedule of Members may be amended upon notice from Management LLC).
2.3    Rules of Interpretation. Unless the context otherwise clearly requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “include” or “including” or similar expressions shall be deemed to mean “including without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; and (g) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

ARTICLE 3.     CAPITALIZATION
3.1    Units; Initial Capitalization; Schedule of Members.
(a)    Each Member’s Interest in the Company shall be represented by Units of limited liability company interest (each, a “Unit”). Except as otherwise provided in this Agreement, the Exchange Agreement or the Tax Receivable Agreement, all Units shall have identical rights and privileges in all respects.
(b)    At the closing of the IPO after giving effect to the transactions described in Section 3.2 below, the Company shall have three classes of Units: Class A Units, all of which shall be held by HLI, and Class B and Class C Units, all of which shall be held by the other Members.
(c)    No Unit shall have any right to vote on any matter except as expressly provided for in Sections 12.2 and 13.1 of this Operating Agreement, required by the Act, or as expressly specified in any amendment hereto. Unless otherwise expressly provided for in this Operating Agreement or in any amendment hereto, all interests having a right to vote on any matter shall vote as a single class, and each Unit shall have one vote on each such matter.
(d)      Each Class B Unit shall be associated with and stapled to one share of HLI’s Class B Common Stock, par value $0.001 per share. Upon any acquisition of Class B Units, each Member acquiring such Units shall purchase from HLI, concurrently with the acquisition of Class B Units, one share of HLI Class B Common Stock for the consideration of $0.001 per share for each Class B Unit acquired. Upon any surrender, redemption or conversion of any such Class B Unit, the holder thereof shall concurrently surrender to HLI the associated Class B Common Share in exchange for payment by HLI of the par value thereof.
(e)    Each Member’s Interest shall be personal property for all purposes.
(f)    The aggregate number of outstanding Units and the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of Capital Contributions in the form of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company in connection with a contribution of cash or property in respect of Units or to which contributed property is subject) shall be set forth on a schedule maintained by the Company. The Company shall also maintain a schedule setting forth (i) the name and address of each Member, (ii) the number and class of Units owned by that Member, and (iii) with respect to each Transfer permitted under this Agreement, the date of the Transfer, the number of Units Transferred and the identity of the Transferor and Transferee(s) of them (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Capital Stock of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Capital Stock of the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Capital Stock of the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.
3.2    Reclassifications, Issuances, Redemptions, and Adjustments of Units.
(a)    At the Effective Time:
(i)    All Class A Interests (as defined in the Third A&R Operating Agreement) then outstanding and held by each Member shall be converted and changed into the number of Class B Units that is equal to the number obtained by multiplying (x) the number of Class A Interests held by that Member by (y) the Conversion Ratio; and
(ii)    All Class C Interests (as defined in the Third A&R Operating Agreement) then outstanding and held by each Member shall be changed and converted into the number of Class C Units that is equal to the number obtained by multiplying (x) the number of Class C Interests held by that Member by (y) the Conversion Ratio; and
(iii)    The Members whose names are set forth on Annex A hereto shall exchange the numbers of Class C and Class B Units set forth next to their respective names on that Annex for shares of Class A Common Stock of HLI at an exchange ratio of one for one. No fractional Units shall be exchanged.
(iv)      The actions contemplated by Sections 3.2(a)(i) and 3.2(a)(ii) shall occur simultaneously and without further action on the part of any Person. For clarity, Article IX of the Third Amended and Restated Operating Agreement shall not apply to any of the transactions described in this Section 3.2.
(b)    At the Closing of the IPO:
(i)    HLI shall contribute to the Company all of the proceeds (net of underwriting discounts and amounts to be used to purchase Units as set forth in clause (iv) below) of the IPO;
(ii)    The Company shall issue to HLI in consideration of the contribution of the proceeds received by HLI from the IPO the number of Class A Units necessary to cause the total number of Class A Units held by HLI to be equal to the total number of then outstanding shares of Class A Common Stock of HLI;

(iii)    All fractional Class B and Class C Units created by the operation of the Conversion Ratio will be repurchased by the Company using a portion of the proceeds of the IPO and upon their purchase canceled and retired;
(iv)    HLI shall purchase, using a portion of the proceeds of the IPO, from each of the Persons set forth on Annex I the number of Class B and Class C Units set forth next to their names thereon at a purchase price that is equal to the Offering Price; and
(v)    Each Class B and Class C Unit purchased pursuant to the preceding clause (iv) shall, immediately upon its acquisition by HLI, be converted and changed, without further action by any Person, into one Class A Unit;
(vi)    Concurrently, each Member holding Class B Units shall purchase the number of shares of Class B Common Stock that is equal to the number of Class B Units held by such Member after giving effect to all of the preceding transactions.
(c)    All of the then outstanding Units when issued and paid for as described above, shall be validly issued and the holders of such Units shall have no obligation to make any further payments for the purchase of the Units or contributions to the Company solely by reason of their ownership of Units.
3.3    Certificates.
(a)    The Company may (but shall not be required to), in the discretion of the Managing Member, issue one or more certificates to the Members to evidence the Units in the forms attached as Annex II (each, a “Membership Certificate”). Each certificate representing a Unit shall (i) be signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company and (ii) set forth the number of such Units represented thereby. In case the Officer of the Company who has signed or whose facsimile signature has been placed on such Membership Certificate shall have ceased to be an Officer of the Company before such Membership Certificate is issued, it may be issued by the Company with the same effect as if such person were an Officer of the Company at the time of its issue. The Membership Certificate shall contain a legend with respect to applicable restrictions on transfer.
(b)    The Company shall issue a new Membership Certificate in place of any Membership Certificate previously issued if the holder of the Units in the Company represented by such Membership Certificate, as reflected on the books and records of the Company:
(i)    makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Certificate has been lost, stolen or destroyed;
(ii)    requests the issuance of a new Membership Certificate before the Company has notice that such previously issued Membership Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)    if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Certificate; and
(iv)    satisfies any other reasonable requirements imposed by the Company.
(c)    Each Unit in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the Commonwealth of Pennsylvania (the “PAUCC”) (including Section 8102(a)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the PAUCC, such provision of Article 8 of the PAUCC shall be controlling. Any Membership Certificate evidencing Units shall bear the legend referencing Article 8 of the PAUCC set forth on Annex II hereto. No change to this provision or that legend shall be effective until all outstanding Membership Certificates have been surrendered for cancellation and reissuance.
3.4    Adjustments. In the event of a dividend, split, recapitalization, reorganization, merger, consolidation, interest exchange, division, combination, exchange of all or any class of Units of the Company, liquidation, spin-off, or other change in organizational structure affecting the Units (including any conversion of the Company to a corporation, whether by merger, filing of a statement of conversion or otherwise), the number and class of Units shall be appropriately adjusted for the benefit of Members by the Managing Member.
3.5    Authorization and Issuance of Additional Units.
(a)    The Company shall have the authority to issue an unlimited number of Units.
(b)    The Managing Member is authorized to (i) issue additional Units, (ii) create additional classes of Units, (iii) subdivide the Units of any such class into one or more series, (iv) fix the designations, powers, preferences and rights of the Units of each such class or series and any qualifications, limitations or restrictions thereof, and (v) subject to Article 13, amend this Agreement to reflect such actions and the resulting designations, powers, and relative preferences and rights of all the classes and series thereafter authorized under this Agreement.

(c)    The authority of the Managing Member with respect to each such class and series created in accordance with this Section 3.5 shall include establishing the following: (i) the number of Units or securities constituting that class or series and the distinctive designation thereof, (ii) whether or not the Units or securities of such class or series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per Unit or security payable in case of redemption, which amount may vary under different conditions and at different redemption dates, (iii) the rights and preferences of the Units or securities of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, (iv) the relative rights of priority, if any, of allocations of income or loss or of payment with respect to Units or securities of that class or series and (v) any other relative rights, preferences and limitation of that class or series.
(d)    Notwithstanding the foregoing, however: following the IPO and the consummation of the transactions described above in Section 3.2, no additional Class B Units or Class C Units shall be issued by the Company, except in connection with issuances permitted by Sections 3.4 and 3.7 below, and Class A Units may be issued only to HLI in accordance with Sections 3.5(e) and (f).
(e)    If, following the IPO, HLI issues shares of Class A Common Stock (other than an issuance of the type covered by Section 3.5(f) or pursuant to the Exchange Agreement), unless such net proceeds are used to purchase Units from Members, HLI shall promptly contribute to the Company all the net proceeds and property (if any) received by HLI with respect to such Class A Common Stock. Upon the contribution by HLI to the Company of all (but not less than all) of such net proceeds and property (if any) so received by HLI, the Managing Member shall cause the Company to issue a number of Class A Units equal to the number of shares of Class A Common Stock so issued, registered in the name of HLI, such that, at all times, the number of Class A Units held by HLI equals the number of outstanding shares of Class A Common Stock.
(f)    At any time that HLI issues one or more shares of Class A Common Stock under the Equity Incentive Plan or any other equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall cause the Company to issue to HLI an equal number of Class A Units, registered in the name of HLI; provided that HLI shall be required to contribute all (but not less than all) the net proceeds and property (if any) received by HLI from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by HLI in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Class A Units that are issued by the Company to HLI in connection therewith in accordance with the preceding provisions of this Section 3.5(f) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then an equal number of Units issued by the Company in accordance with the preceding provisions of this Section 3.5(f) shall automatically vest or be forfeited. Any cash or property held by either HLI or the Company or on either’s behalf in respect of dividends paid on restricted Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted Class A Common Stock.
3.6    Repurchase of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by HLI for cash or other consideration and subsequently cancelled or retired, then the Managing Member shall cause the Company, immediately prior to such repurchase of Class A Common Stock, to redeem an equal number of Class A Units held by HLI, at an aggregate redemption price equal to the aggregate purchase price of the Class A Common Stock being repurchased by HLI (plus any expenses related thereto) and upon such other terms as are the same for the Class A Common Stock being cancelled or retired by HLI.
3.7    Changes in Common Stock. Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of (a) Class A Common Stock shall be accompanied by an identical subdivision or combination of the Class A Units to maintain at all times a one-to-one ratio between the number of Class A Units owned by HLI and the number of outstanding shares of Class A Common Stock or (b) Class B Common Stock shall be accompanied by an identical subdivision or combination of the Class B Units to maintain at all times a one-to-one ratio between the number of Class B Units and the number of outstanding shares of Class B Common Stock. Any corrective action to maintain such ratios shall not be subject to a corresponding adjustment that would render the corrective action ineffective.
ARTICLE 4.     CAPITAL; CAPITAL ACCOUNTS
4.1    Capital Contributions. Except as expressly provided in Section 3.5(d) and Section 3.5(f) with respect to the Managing Member and in the Exchange Agreement, no Member shall be required to make any Capital Contributions without such Member’s consent.
4.2    No Interest on Capital Contributions. No Member shall be entitled to interest on or with respect to any Capital Contribution.

4.3    Withdrawal and Return of Capital Contributions. Except as provided in this Agreement, no Member shall be entitled to withdraw any part of such Member’s Capital Contribution or to receive distributions from the Company.
4.4    Capital Accounts.
(a)    A separate Capital Account shall be maintained for each Member on the books of the Company, and adjustments to such Capital Accounts shall be made as follows:
(i)    A Member’s Capital Account shall be credited with any amounts of cash contributed by the Member to the Company, the Fair Market Value of any other property contributed to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under Code section 752), the amount of any Company liabilities assumed by the Member (other than liabilities that are secured by any Company property distributed to such Member), and the Member’s allocable share of any Net Income and items of income or gain allocated to that Member; and
(ii)    A Member’s Capital Account shall be debited with the amount of cash distributed to the Member, the Fair Market Value of other Company property distributed to the Member (net of liabilities secured by such property that the Member is considered to assume or take subject to under Code section 752), the amount of any liabilities of the Member assumed by the Company (other than liabilities that are secured by property contributed by such Members), and the Member’s allocable share of Net Losses and items of loss, expense, or deduction allocated to that Member.
(b)    In connection with the issuance of Units to HLI in exchange for cash as of the Effective Date, the Capital Accounts of the existing Members shall be adjusted in accordance with Regulation section 1.704-1(b)(2)(iv)(f).
(c)    The foregoing provisions of this Section 4.4 and Section 5.1 through Section 5.2 are intended to comply with section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member, with the advice of the Company’s tax advisors, shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with section 1.704-1(b)(2)(iv) of the Regulations, the Managing Member may make such modification to the minimum extent necessary; provided that the Members are notified in writing of such modification prior to its effective date; provided, further, that the Managing Member shall have no liability to any Member for any exercise of or failure to exercise any such discretion to make any modifications permitted under this Section 4.4.
ARTICLE 5.     ALLOCATION OF NET INCOME AND NET LOSS

5.1    Allocations of Net Income and Net Losses. Except as otherwise provided in Section 5.2, the Net Income or Net Loss (and items thereof) for each Taxable Year (or other applicable period) shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distribution that would be made to such Member if, as of the close of business on the final day of such Taxable Year (or other applicable period), (i) the Company were dissolved and terminated, (ii) its affairs were wound-up and each asset of the Company were sold for cash equal to its Gross Asset Value, (iii) all Company liabilities are satisfied (limited with respect to each nonrecourse liability to the book value of the asset(s) securing such liability), and (iv) the net assets of the Company were distributed to the Members in accordance with Section 6.1.
5.2    Special Allocations.
(a)    Losses, deduction and expenditures attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations section 1.704-2(i). If there is a net decrease during a Taxable Year in Member Minimum Gain, income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as is determined according to Regulations section 1.704-2(i)(4). The preceding sentence is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.
(b)    Except as otherwise provided in Section 5.2(a), if there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be allocated income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as is determined according to Regulations section 1.704-2(f). This Section 5.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
(c)    If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has a deficit balance in its Adjusted Capital Account as of the end of any Taxable Year, computed after the application of Section 5.2(a) and Section 5.2(b) but before the application of any other provision of Section 5.1, Section 5.2 and Section 5.3, then income and gain for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such deficit balance. This Section 5.2(c) is intended to be a “qualified income offset” provision as described in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)    “Nonrecourse deductions” (as defined in Regulation sections 1.704-2(b)(1) and (c)) shall be allocated among the Members pro rata in accordance with their respective Percentage Interests.
(e)    No Net Loss (or items thereof) shall be allocated to a Member to the extent such allocation would cause or increase a deficit balance in the Adjusted Capital Account of such Member. Instead, such Net Loss (and items thereof) shall be allocated among the other Members that have positive account balances in the same ratios that such other Members are allocated Net Loss for such year under Section 5.1 until all such positive balances have been reduced to zero.
(f)    The adjustments described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations section 1.704-1(b)(2)(iv)(m).
(g)    The allocations set forth in Section 5.2(a) through Section 5.2(f) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of section 1.704-1(b) and 1.704-2 of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Income and Net Loss of the Company or to make Distributions. Accordingly, notwithstanding the other provisions of Section 5.1, Section 5.2 and Section 5.3, but subject to the Regulatory Allocations, items of Net Income and Net Loss of the Company shall be allocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Income and Net Loss had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this shall be accomplished by specially allocating other Net Income and Net Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero.
5.3    Allocations for Income Tax Purposes. The income, gains, losses, deductions and credits of the Company for any Taxable Year shall be allocated to the Members in the same manner as Net Income and Net Loss were allocated to the Members for such Taxable Year pursuant to Section 5.1 and Section 5.2; provided, however, that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any Company asset with a Gross Asset Value other than the tax basis of such Company asset (other than a Company asset that is a partnership interest for Federal income tax purposes) shall be allocated for Federal, state and local income tax purposes in accordance with the “traditional method with curative allocations” described in section 1.704-3(c) of the Regulations, but with curative allocations limited to curative allocations of gain from the sale or other disposition of each such asset; and provided, further, that, with respect to each Company asset that is a partnership interest for Federal income tax purposes, the method applied upon a disposition of such partnership interest shall, in the discretion of the Managing Member, be the “remedial allocation method” described in section 1.704-3(d) of the Regulations.
5.4    Tax Withholding and Entity-Level Taxes. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to a Member will be treated as amounts distributed to such Member for all purposes of this Agreement. In the event that the Company incurs any withholding tax or other liability for tax, interest or penalties with respect to income, gain, loss, deduction or credit allocated to any Member (including, but not limited to, any amount payable by the Company pursuant to an adjustment under Code section 6225), such Member shall be required promptly to reimburse the Company for such amount to the extent that the Company does not recoup the amount by offsetting it against amounts otherwise distributable to such Member; the obligations of any Person under this sentence with respect to any Taxable Year during which such Person is a Member shall survive any withdrawal of such Person from being a Member in the Company, any Transfer of such Person’s Units and any termination, dissolution, liquidation or winding up of the Company.
5.5    Allocations to Transferred Interests.
(a)    If any Units in the Company are Transferred, increased or decreased during a Taxable Year, all items of income, gain, loss, deduction and credit recognized by the Company for such Taxable Year shall be allocated among the Members to take into account their varying interests during the Taxable Year in any manner approved by the Managing Member, as then permitted by the Code.
(b)    Solely for purposes of allocating income, gain, loss, deduction and credit recognized by the Company as set forth in Section 5.5(a) and for the purposes of accruing and making tax distributions pursuant to Section 6.4, the Company shall recognize the Transfer of such Unit as of the date on which the Transfer was legally effective, except that, if the Transferor has not advised the Company in writing of and provided all such documentation regarding the Transfer as the Company may reasonably require, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company on the last day of the accounting period during which the Transfer occurs, was the owner of the Unit. The Managing Member shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 5.5(b), whether or not the Managing Member or the Company has knowledge of any Transfer of ownership of any Unit. Should the Company receive the requisite written notice and documentation after a Transfer has occurred, all such allocations and distributions shall be made as of the last day of the month in which the receipt occurred.
ARTICLE 6.     DISTRIBUTIONS

6.1    Distributions. Distributions shall be made to the Members, as and when determined by the Managing Member, pro rata in accordance with their respective Percentage Interests. Except (i) for pro rata distributions to its Members in accordance with Section 6.1 through Section 6.3, (ii) for tax distributions in accordance with Section 6.4 or (iii) as authorized by written consent of each Member, the Company shall not make, and shall cause its subsidiaries not to make, any distributions (in cash or in kind), dividend payments or asset transfers to any Member or any direct or indirect equity holder of any Member.
6.2    Successors. For purposes of determining the amount of Distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.
6.3    Distributions In-Kind. To the extent that the Company makes pro rata distributions of property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 6.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Article 5.
6.4    Tax Distributions.
(a)    Subject to the limitations set forth in any indenture or other credit, or other financing and warehousing or similar agreement governing indebtedness or other liabilities of the Company or any of its subsidiaries, as soon as practicable following the end of each Quarterly Estimated Tax Period of each Taxable Year, the Company shall, to the extent of available cash of the Company, make a distribution in cash (each, a “Tax Distribution”), pro rata in accordance with the Percentage Interests in effect on the date of such Tax Distribution, in an amount equal to the greater of (1) the excess of (i) the product of (x) the taxable income of the Company attributable to such period and all prior Quarterly Estimated Tax Periods in such Taxable Year, based upon (I) the information returns filed by the Company, as amended or adjusted to date, and (II) estimated amounts, in the case of periods for which the Company has not yet filed information returns (determined by disregarding any adjustment to the taxable income of any Member that arises under Code section 743(b) and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Code section 743(a)), multiplied by (y) the Assumed Tax Rate, over (ii) the aggregate amount of distributions made by the Company with respect to such Taxable Year (treating any Tax Distribution made with respect to income for such Taxable Year, regardless of when made, and any distribution other than a Tax Distribution made during such Taxable Year, as being made with respect to such Taxable Year) or (2) the amount necessary when paid to all the Members pro rata that will result in a payment to HLI sufficient to enable HLI to pay its actual tax liabilities (including estimated taxes) and all its other expenses and liabilities (including, but not limited to, its obligations under the Tax

Receivable Agreement). In the case of the second and third Quarterly Estimated Tax Periods of each Taxable Year, the amount otherwise distributable under this Section 5.4(a) shall be adjusted upwards to the extent necessary to take into account the applicable formula for calculating estimated tax payments required with respect thereto.
(b)    If, at any time after the end of a U.S. federal income tax year of the Company, the Company has a positive True-Up Amount, then subject to the limitations set forth in any indenture or other credit, or other financing and warehousing or similar agreement governing indebtedness or other liabilities of the Company or any of its subsidiaries, the Company shall, to the extent of available cash of the Company, make a Tax Distribution in an amount equal to the True-Up Amount pro rata in accordance with the Percentage Interests in effect on the date of such Tax Distribution. Any negative True-Up Amount for a Taxable Year shall be treated as a Tax Distribution for the following Taxable Year.
ARTICLE 7.     BOOKS OF ACCOUNT, RECORDS AND REPORTS, TAXABLE YEAR, TAX MATTERS
7.1    Books and Records.
(a)    Records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are customarily entered into records and books of account maintained by Persons engaged in businesses of a like character, including the Capital Account established for each Member. The Company’s books and records shall be kept in a manner determined by the Managing Member in its sole discretion. The books and records shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their duly authorized representatives for a proper purpose during reasonable business hours and at the sole cost and expense of the inspecting or examining Member.
(b)    In addition to and not in limitation of Section 7.1(a), the Company shall maintain at its principal place of business the following:
(i)    a current list of the full names and last known business address of each Member;
(ii)    a copy of the Company’s certificate of organization and all amendments thereto;
(iii)    a copy of this Operating Agreement and all amendments hereto;
(iv)    copies of any federal, state and local income tax returns and reports of the Company for the three most recent years; and

(v)    copies of all financial statements of the Company for the three most recent years.
(c)    Except as otherwise set forth herein, each Member shall have the right, exercisable upon written demand, to examine the items described in Section 7.1(b) during ordinary business hours and for any purpose reasonably related to the Member’s Interest in the Company (which purpose must be stated in the written demand), and shall have the right, at its own expense, to make copies of all such items.
7.2    Annual Reports. The Company shall prepare or cause to be prepared all Federal, state and local tax returns that the Company is required to file. The Company shall use commercially reasonable efforts to send to each Person who was a Member at any time during each Taxable Year a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form) indicating such Member’s share of the Company’s income, loss, gain, expense and other items relevant for Federal income tax purposes and corresponding analogous state and local tax forms as soon as reasonably practicable after the end of such Taxable Year.
7.3    Tax Elections. The Company shall make on the first U.S. federal income tax return due after the date hereof, and keep in effect, a valid election under Code section 754. The Managing Member shall have the authority to make any and all other tax elections and other decisions relating to tax matters for Federal, state and local purposes.
7.4    Taxable Year. The taxable year of the Company (the “Taxable Year”) shall be the calendar year (unless a different year-end becomes required for federal income tax purposes); provided, however, that the last Taxable Year of the Company shall end on the date on which the Company is terminated.
7.5    Tax Matters Partner. For purposes of Code section 6231(a)(7) as in effect prior to the enactment of the Bipartisan Budget Act of 2015 and Code section 6223(a) as amended by the Bipartisan Budget Act of 2015, the Company and each Member hereby designate HLI as the “tax matters partner” and the “partnership representative,” respectively (collectively, the “Tax Matters Partner”). The Managing Member may remove or replace the Tax Matters Partner at any time and from time to time. The Tax Matters Partner is specifically directed and authorized to take whatever steps may be necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations. The Company shall indemnify and reimburse, to the fullest extent permitted by law, the Tax Matters Partner for all expenses (including legal and accounting fees) incurred as Tax Matters Partner while acting in good faith pursuant to this Section 7.5.
ARTICLE 8.     POWERS, RIGHTS AND DUTIES OF THE MEMBERS
8.1    Limitations.
(a)    Other than as expressly set forth in this Agreement, (i) no Member (except for the Managing Member acting in his, her, or its capacity as such) shall participate in or have any control over the management, operations, or business of the Company; (ii) the ownership of Units, other Capital Stock in the Company, or the fact of a Member’s admission as a Member of the Company shall not confer any rights to participate in the management of the affairs of the Company; (iii) no Member other than the Managing Member shall have any right to approve or otherwise consent to any matter involving the Company, including with respect to any merger, consolidation, combination, division or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise; (iv) no Member other than the Managing Member (acting in his, her, or its capacity as such) shall have the power to transact business for the Company, any right, authority or power to act for or on behalf of or bind the Company or assume any obligation or responsibility of the Company or of any other Member; and (v) no Member other than the Managing Member (acting in his, her or its capacity as such) shall hold himself out as a general agent of the Company or the other Members in any business, activity or enterprise other than that of the Company.
(b)    The Members shall have no interest in the properties or assets of the Managing Member, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning an Interest in the Company.
8.2    Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability solely by reason of being a Member. No Member shall be: personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any other Member; required to lend any funds to the Company; have any obligation to make capital contributions to the Company, except as required pursuant to Sections 3.5(d) through 3.5(f) of this Agreement, or that may be required to return the amount of any distributions under Section 8846 of the Act received by such Member, or with respect to withholding obligations of the Company.
8.3    Priority. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to Company allocations or distributions.

8.4    Member Standard of Care. To the fullest extent permitted by law, no Member other than the Managing Member (but solely in its capacity as Managing Member) shall, in its capacity as a Member, have any fiduciary or other duties at law or in equity to the Company or to any other Member, and any such duties that a Member might otherwise have are hereby expressly eliminated and disclaimed by the Company and the Members to the fullest extent permitted by law.
ARTICLE 9.     MANAGEMENT
9.1    The Managing Member; Delegation of Authority and Duties.
(a)    Managing Member. HLI shall be and is hereby designated as the Managing Member.
(b)    Authority of Managing Member. Subject to the provisions of this Agreement, the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, the conduct, control and management of the Company shall be vested exclusively in the Managing Member, and in all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Without limiting the foregoing provisions of this Section 9.1(a) and subject to the provisions of this Agreement, the Managing Member shall have the sole power to manage or cause the management of the Company, including, without limitation, the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the division, conversion or domestication of the Company, or the merger, consolidation, reorganization or other combination of the Company with or into another entity.
(c)    Existence and Maintenance of Business. The Managing Member may take all action that it determines to be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the Commonwealth of Pennsylvania (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the Commonwealth of Pennsylvania, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates or as are required to reflect the authority of the Managing Member, the identity of the Members and the amounts of their respective capital contributions.
(d)    Investment Company Act. The Managing Member shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.
(e)    Fiduciary Obligations. Each Member acknowledges that the Company is a subsidiary of the Managing Member and that each Member holding Class B Units or Class C Units has the right pursuant to the Exchange Agreement to exchange those Units for Class A Common Stock of the Managing Member. Therefore, it is expressly intended by the Members (i) that none of the Managing Member, its directors or officers, or the officers of the Company shall have fiduciary or other duties to the Company or any of its Members that are separate and apart or different from those duties that it, she or he may have to the Managing Member and its stockholders; (ii) that any duty of care that any of them may have to the Company or its Members shall be deemed fulfilled if that duty has been fulfilled with respect to the Managing Member and its stockholders; (iii) that the Managing Member shall not be obligated to (x) present any particular business opportunity to the Company even if the opportunity is of a character that could be undertaken by the Company or is within the purposes of the Company, or (y) refrain from entering into any transaction with the Company, even if such a transaction is not on arms-length terms or otherwise fair to the Company considered in isolation; and (iv) that all actions taken or not taken by the Managing Member, any of its directors or officers, or any officer of the Company shall be presumed to have been taken in good faith unless it is shown by a preponderance of the evidence that, at the time of taking or not taking such action, the action or inaction, was not believed by the Managing Member, or the relevant director or officer, as the case may be, to be not in the best interest of the Managing Member and its stockholders.
(f)    None of the Managing Member, any of its directors or officers, any officer of the Company shall be liable to the Company or the Members for monetary damages for breach of fiduciary duty as the Managing Member, except for liability (A) under criminal laws and under federal, state, and local laws, if any, imposing liability on the Managing Member for payment of taxes or (B) for any action or inaction that constitutes fraud, willful misconduct or recklessness.
(g)    No amendment or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any Person who is or was a Managing Member (or a director or officer of either the Managing Member or the Company) for or with respect to any acts or omissions occurring prior to the effective date of such amendment or repeal. If the Act is amended to permit a Pennsylvania limited liability company to provide greater protection from personal liability for its managing member, than the express terms of this Section, this Section shall be construed to provide for such greater protection.
(h)    This Section 9.1 shall constitute an election, from and after February 21, 2017, to vary the standards of conduct otherwise applicable to the Managing Member of a Pennsylvania limited liability company, pursuant to Sections 8815 and 8849.2 of the Act.
9.2    Officers.
(a)    Delegation by Managing Member. The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of the Managing Member or the Company, and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The

Managing Member may authorize any Person (including any Member or Officer of the Company or the Managing Member) to enter into and perform any agreement on behalf of the Company.
(b)    Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company (each, an “Officer” and, collectively, “Officers”), with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the Commonwealth of Pennsylvania or Members. Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. Designation of an Officer shall not of itself create any contractual or employment rights.
(c)    Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Managing Member.
9.3    Indemnification of the Managing Member, Officers and Agents.
(a)    The Company shall indemnify, defend and hold harmless the Managing Member, its Affiliates, its directors and officers, the officers of the Company, and the former and current directors, officers, agents, consultants, and employees of the Company, (each, an “Indemnified Party”), from and against any loss, claim, demand, dispute, controversy, expense, damage or injury, judgment or liability suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of, or participation as a witness in, any actual or threatened action, proceeding, investigation or claim, including an action by or in the right of the Company, if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, recklessness or willful misconduct by such Indemnified Party. Any indemnification pursuant to this Section 9.3 shall only be from the assets of the Company and the proceeds of insurance maintained by or for the benefit of the Company.
(b)    Expenses (including reasonable attorneys’ fees) incurred by an Indemnified Party in a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that if an Indemnified Party is advanced such expenses and it is later determined that such Indemnified Party was not entitled to indemnification with respect to such action, suit or proceeding, then such Indemnified Party shall reimburse the Company for such advances.
(c)    No amendment, modification or deletion of this Section 9.3 shall apply to or have any effect on the right of any Indemnified Party to indemnification for or with respect to any acts or omissions of such Indemnified Party occurring prior to such amendment, modification or deletion.
9.4    Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (ii) the Company shall pay or reimburse the Managing Member for (A) all costs, fees or expenses incurred by the Managing Member in connection with the IPO, other than the payment obligations of the Managing Member under the Tax Receivable Agreement and the income, franchise (except as provided in this Section 9.4) or similar tax obligations of the Managing Member, and (B) all costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member. To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Company or any of its subsidiaries (including expenses that relate to the business and affairs of the Company or any of its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including costs of securities offerings not borne directly by Members, compensation and meeting costs of the board of directors of the Managing Member, costs relating to periodic reports to stockholders of the Managing Member, litigation costs and damages arising from litigation, accounting and legal costs incurred by the Managing Member and franchise taxes arising from the existing or business activities of the Managing Member, provided that the Company shall not pay or bear any income or similar tax obligations of the Managing Member.
9.5    Insurance. The Company may purchase and maintain insurance with such limits or coverages as the Managing Member reasonably deems appropriate, at the expense of the Company and to the extent available, for the protection of any officer, director, employee, agent, or representative of the Managing Member or the Company against any liability incurred by such

Person in any such capacity or arising out of his status as such, whether or not the Company has the power to indemnify such Person against such liability. Any amounts payable by the Company to any Person indemnified pursuant to the provisions of Section 9.3 above shall be payable first from the proceeds of any insurance recovery pursuant to policies purchased by or on behalf of the Company and then from the other assets of the Company; provided that the foregoing shall not affect the Company’s obligation to advance expenses pursuant to Section 9.3(b) hereof in circumstances in which the insurance company issuing any policy purchased by the Company will not advance such expenses.
ARTICLE 10.     TRANSFERS OF INTEREST BY MEMBERS
10.1    Restrictions on Transfers of Interests by Members. No Member may sell, assign, pledge or in any manner dispose of or create or suffer the creation of a security interest in or any encumbrance (it being agreed that no provision under the Exchange Agreement shall constitute an encumbrance for purposes hereof) on all or a portion of its Interest in the Company (the commission of any such act being referred to as a “Transfer,” any Person who effects a Transfer being referred to as a “Transferor” and any Person to whom a Transfer is effected being referred to as a “Transferee”) except in accordance with the terms and conditions set forth in this Article 10. No Transfer of an Interest in the Company shall be effective until such time as all requirements of this Article 10 in respect thereof have been satisfied and, if consents, approvals or waivers are required under this Agreement by the Managing Member, all of the same shall have been confirmed in writing by the Managing Member. Any Transfer or purported Transfer of an Interest in the Company not made in accordance with this Agreement (a “Void Transfer”) shall be null and void and of no force or effect whatsoever. Any amounts otherwise distributable under Article 6 in respect of an Interest in the Company that has been the subject of a Void Transfer may be withheld by the Company until the Void Transfer has been rescinded, whereupon the amount withheld (after reduction by any damages suffered by the Company attributable to such Void Transfer) shall be distributed without interest to the rightful holder of such Interest.
10.2    Transfer of Interest of Members.
(a)    A Member may not Transfer all or any portion of its Interest in the Company to any Person without the consent of the Managing Member (which consent shall be given or withheld on the sole discretion of the Managing Member); provided that, subject to Section 10.3, a Member may, without the consent of the Managing Member or any other Member, Transfer all or a portion of its Interest in the Company (i) in a Permitted Transfer or (ii) pursuant to the Exchange Agreement.
(b)    For purposes of this Agreement, a “Permitted Transfer” means the following:
(i)    for any Member that is a natural person, a Transfer, whether inter vivos or by will or the laws of descent and distribution, of all or any portion of his or her Interest to (A) his or her spouse, (B) his or her lineal descendants (including adopted children and the children of such spouse), (C) any trust for the benefit of the Member or any Person listed in (A) or (B), or (D) any grantor-controlled family charity, provided that, in each case (A) through (D), the Member or the Member’s personal representative provides prior written notice describing such Transfer to the Company;
(ii)    for any Member that is not a natural person, a Transfer of all or any portion of its Interest to an Affiliate of, or owner of an equity interest in, such Member (including any distribution by such Member to its members, partners or shareholders (the “Member’s

Owners”) or any redemption of the interests in such Member held by one or more of the Member’s Owners, and any related distributions or redemptions by the Member’s Owners to their respective members, partners or shareholders), provided that, in each case, the Member provides prior written notice describing such Transfer to the Company. For clarity, the Management LLC Members are the Member’s Owners of Management LLC; or
(iii)    a Transfer permitted under Section 10.4.
(c)    The Transferee of a Member’s Interest in the Company may be admitted to the Company as a Substituted Member upon the prior written consent of the Managing Member (which consent shall not be unreasonably withheld, conditioned or delayed). No Transferee of a Member’s Interest shall become a Substituted Member unless such Transfer shall be made in compliance with Sections 10.2(a) and 10.3. Unless a Transferee of a Member’s Interest in the Company is admitted as a Substituted Member under this Section 10.2(b), it shall have none of the powers of a Member hereunder and shall have only such rights of an assignee under the Act as are consistent with this Agreement.
(d)    Upon the Transfer of the entire Interest in the Company of a Member and effective upon the admission of its Transferee as a Substituted Member, the Transferor shall be deemed to have withdrawn from the Company as a Member.
(e)    Upon the death, dissolution, resignation or withdrawal in contravention of Section 11.1, or the bankruptcy of a Member (the “Withdrawing Member”), the Company shall have the right to treat such Member’s successor(s)-in-interest as assignee(s) of such Member’s Interest in the Company, with none of the powers of a Member hereunder and with only such rights of an assignee under the Act as are consistent with this Agreement.
(f)    Upon request of the Company, each Member agrees to provide to the Company information regarding its adjusted tax basis in its Interests along with documentation substantiating such amount, and any other information, documentation and certification necessary for the Company to comply with Code section 743 and the Regulations thereunder.
(g)    The Company shall reflect each Transfer and admission of a Member authorized under this Article 10 by amending the Schedule of Members maintained pursuant to Section 3.1.
(h)    To the extent that any Class B Units are Transferred in accordance with this Article 10 by any Member (other than the Managing Member), the Transferor shall Transfer to the Transferee an equal number of shares of Class B Common Stock. No Member shall make any other Transfer of Class B Common Stock.

(i)    Notwithstanding anything in this Agreement to the contrary, no admission (or purported admission) of a Member, and no Transfer (or purported Transfer) of all or any part of a Member’s interest in the Company (or any economic interest therein) whether to another Member or to a Person who is not a Member, shall be effective, and any such admission or Transfer (or purported admission or Transfer) shall, to the extent permitted by applicable law, be void ab initio, and no Person shall otherwise become a Member if after such admission or Transfer (or purported admission or Transfer) the Company would have more than one hundred Members, unless the Managing Member determines in its sole discretion that the Company will meet the requirements set forth in Treasury Regulations Section 1.7704-1(j)(1) for the Taxable Year of such Transfer and all subsequent Taxable Years. In determining whether the Company will have more than one hundred Members for purposes of this Section 10.2, each Person indirectly owning an interest in the Company through a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), a grantor trust or an S corporation (each such entity, a “flow-through entity”) shall be treated as a Member unless the Managing Member determines in its sole discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Company.
10.3    Further Requirements. In addition to the other requirements of Sections 10.2 and 10.4, and unless waived in whole or in part by the Managing Member, no Transfer of all or any portion of an Interest in the Company may be made unless the following conditions are met:
(a)    The Transferor or Transferee shall have paid all reasonable costs and expenses, including attorneys’ fees and disbursements and the cost of the preparation, filing and publishing of any joinder or amendment to this Agreement or the Certificate, incurred by the Company in connection with the Transfer;
(b)    The Transferor shall have delivered to the Company a fully executed copy of all documents relating to the Transfer, executed by both the Transferor and the Transferee, and the agreement of the Transferee in writing and otherwise in form and substance reasonably acceptable to the Managing Member to:
(i)    be bound by the terms imposed upon such Transfer by the terms of this Agreement; and
(ii)    assume all obligations of the Transferor under this Agreement and such other agreements as the Managing Member may specify relating to the Interest in the Company that is the subject of such Transfer;

(c)    The Managing Member shall have been reasonably satisfied, including, at its option, having received an opinion of counsel to the Company reasonably acceptable to the Managing Member, that:
(i)    the Transfer will not cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes;
(ii)    the Transfer will not cause the Company to be treated as a “publicly traded partnership” within the meaning of Code section 7704; and
(iii)    the Transfer does not require registration under the Securities Act or any rules or regulations thereunder or cause the Company to be required to register as an Investment Company under the Investment Company Act of 1940, as amended, or any rules or regulations thereunder.
Any waivers from the Managing Member under this Section 10.3 shall be given or denied as determined by the Managing Member.
10.4    Exchange; Take-Along, Tag-Along Rights.
(a)    The Members and the Company have entered into an Exchange Agreement contemplating the exchange of Class B Units and shares of Class B Common Stock or Class C Units, as the case may be, for shares of Class A Common Stock on the terms and conditions set forth in the Exchange Agreement.
(b)    Take-Along Rights.
(i)    If there should be a Qualified Sale Transaction, HLI may, in its capacity as Managing Member and in its sole discretion, require (“take-along right”) each Member to (A) sell all (but not less than all) of the Units (together with the associated shares of Class B Common Stock, if any) then held by that Member to the purchaser in accordance with this Section 10.4(b) or (B) require that Member to surrender those Units (together with the associated shares of Class B Common Stock, if applicable) for redemption by the Company, as the transaction may require, subject to all applicable provisions of this Section 10.4. Notwithstanding the foregoing, the Managing Member may allow any Person owning Units of record or beneficially that is employed by HLI, the Company or their Subsidiaries to retain, and exclude from a Qualified Sale Transaction, a portion of those Units in connection with any Qualified Sale Transaction.
(ii)    The Managing Member shall give notice to each other Member, not fewer than 30 days prior to the consummation of any contemplated Qualified Sale Transaction, setting forth the principal terms of the Qualified Sale Transaction (including the proposed closing date) in reasonable detail and advising as to whether its take-along rights are exercised or waived.
(iii)    If the Managing Member elects to exercise its take-along rights in connection with a Qualified Sale Transaction, it shall provide to each other Member and to each beneficial owner of that Members’ Units all documents required to be executed by each of them to consummate the Qualified Sale Transaction, not fewer than ten days prior to the closing date. Each other Member shall deliver (or cause to be delivered) to the Managing Member, at least five days before the proposed closing date, all such documents. If any Member fails to deliver (or cause to be delivered) these documents and the Qualified Sale Transaction is subsequently consummated, the Company shall cause its books and records to show that the Units owned of record or beneficially by the defaulting Member or beneficial owner, as applicable, are bound by the provisions of this Section and that they may be Transferred only to the Qualified Purchaser who purchased the Units in the Qualified Sale Transaction or, in the case of a Qualified Sale Transaction that is structured as a redemption of Units, to the Company for redemption.
(c)    Tag-Along Rights.
(i)In the event of any Qualified Sale Transaction, each Member shall have the right to require the Managing Member to (x) include, or cause to be included, all or any of the Units (together with the associated shares of Class B Common Stock, if applicable) held by that Member in the Qualified Sale Transaction, (y) alternatively, at the sole discretion of the Managing Member, redeem such Units and associated shares, redeemed by the Company, or (z) further alternatively, and also in the sole discretion of the Managing Member, exchange such Units for an equal number of shares of Class A Common Stock of HLI, plus, in all applicable cases, payment of the par value of the associated shares of Class B Common Stock, subject to Section 10.4(a) and 10.4(e).
(ii)If a Member wishes to participate in the Qualified Sale Transaction pursuant to this Section 10.4(c), that Member shall give notice to the Managing Member within ten days after its receipt of notice of the transaction pursuant to Section 10.4(b)(ii). On receipt of the Member’s notification, and in any event at least ten days prior to the contemplated closing of the Qualified Sale Transaction, the Managing Member shall provide to each Member electing to participate the documents required for execution in connection with the Qualified Sale Transaction. To participate in the Qualified Sale Transaction, the Member shall deliver to the Managing Member, at least five days before the proposed closing date, all such documents. If any Member fails to deliver these documents, its rights to participate in that (but not any other) Qualified Sale Transaction shall lapse.
(d )    The consideration for any Units included in a Qualified Sale Transaction shall be the same as the price per share of Class A Common Stock that is paid in that transaction;

provided, however, that if for any reason, Units of limited liability company interest in the Company or HLAI are included in the transaction at a higher price, that higher price shall be the price of Company Units included pursuant to these Sections 10.4(b) and 10.4(c). The form of consideration for any transaction pursuant to an exercise by the Managing Member of its take-along rights shall be cash; the form of consideration for Units included in a Qualified Sale Transaction pursuant to an exercise by a Member of its tag-along rights shall be the same as that paid for all other Units and shares of Common Stock included in the transaction.
(e)    If the Qualified Sale Transaction is consummated, promptly after such consummation, the Managing Member shall notify the Company and each other Member to that effect and furnish such evidence of the sale and of the terms thereof as any other Member may reasonably request. The Managing Member shall also cause to be remitted to each other Member that has complied with its obligations hereunder or who is deemed to have sold its Units pursuant hereto the proceeds of the sale attributable to the sale of such Member’s Units (subject to any agreed holdbacks or escrows in connection with such sale which will be paid to such Members as promptly as practicable after the Managing Members’ receipt of same, and net of such Member’s pro rata portion of all costs and expenses incurred by the Managing Member on behalf of the Company and the Members in connection therewith. Likewise, upon its receipt of any deferred consideration (such as pursuant to the release of an escrow or holdback, the payment of an earnout, or the receipt of a tax refund, for example), the Managing Member or the Company, as applicable, shall cause to be remitted to each other Member its pro rata portion of that amount. For the purposes of this Section 3.04, each Member’s “pro rata” portion of any amount shall be the amount that is equal to the percentage obtained by dividing the number of Company Units held by that Member and included, redeemed, or exchanged in the Qualified Sale Transaction by the aggregate number of Company Units of all Members that are included in or redeemed in the transaction. If a Qualified Sale Transaction is not consummated by the Managing Member, it shall return to each other Member all documents previously delivered by them to it in connection with the Qualified Sale Transaction.
(f)    In connection with any Qualified Sale Transaction, each Member shall use its or his commercially reasonable best efforts to aid the Company and HLI in the consummation of the transaction and shall take all actions necessary, proper or advisable in connection therewith as are requested by the Managing Member, including casting votes or providing written consents in favor of the transaction if required by applicable law or requested by the Managing Member. As part of this cooperation, each Member shall: execute and deliver the definitive transaction documents and all related documentation and take such other action in support of the sale as shall be reasonably requested by the Managing Member, and make such representations and warranties and provide such indemnification as may be reasonably requested by the Purchaser, provided that the liability for indemnification, if any, of such Member shall not exceed the amount of consideration actually paid to such Member. No Member shall have any liability for any representation or warranty made by another Member, and the terms and conditions of any Member’s participation in a Qualified Sale Transaction shall be substantially identical to the terms applicable to all other Persons selling securities in that transaction.
(g)    Notwithstanding anything in this Section 10.4 to the contrary, (i) there shall be no liability on the part of the Managing Member or any other Person to any Member if any sale of Units pursuant to this Section 10.4 is not consummated for whatever reason.
(h)     Expenses . All expenses of the Company and of the Members occasioned by a Transfer of a Member’s Units permitted under Section 10.4(b) or 10.4(c) shall be borne by the Member effecting such Transfer. Shared costs and expenses shall be borne by the Members and beneficial owners transferring or exchanging in the transaction pro rata or in such other proportion as the Managing Member may in good faith determine to be equitable.
10.5    Automatic Conversion. Upon the termination of employment with the Company (and HLI, if applicable) of any Management LLC Member (a) who is a Major Management Holder (for Cause) or (b) who is not a Major Management Holder (for any reason, with or without Cause), then in either case (a) or (b), the Company shall automatically effect a conversion of all Class B Units beneficially owned by such Management LLC Member and his or her successors-in-interest (whether or not held through Management LLC) to an equal number of Class C Units. In connection with such conversion, the Managing Member shall redeem all shares of Class B Common Stock held by such Management LLC Member for a cash payment of the aggregate par value of such Class B Common Stock. This provision will cease to have effect after a Sunset (as defined in the Amended and Restated Certificate of Incorporation of HLI). Notwithstanding anything in this Agreement to the contrary, the termination of employment of a Major Management Holder without Cause shall not result in an automatic conversion hereunder.
10.6    Consequences of Transfers Generally.
(a)    In the event of any Transfer or Transfers permitted under this Article 10, the Transferor and the Interest in the Company that is the subject of such Transfer shall remain subject to this Agreement, and the Transferee shall hold such Interest in the Company subject to all unperformed obligations of the Transferor. Any successor or Transferee hereunder shall be subject to and bound by this Agreement as if originally a party to this Agreement.
(b)    Unless a Transferee of a Member’s Interest becomes a Substituted Member, such Transferee shall have no right to obtain or require any information or account of Company transactions, or to inspect the Company’s books or to exercise any rights of approval reserved only to admitted Members of the Company with respect to Company matters. Such a Transfer shall, subject to the last sentence of Section 10.1, merely entitle the Transferee to receive the share of distributions, Net Income, Net Loss and items of income, gain, deduction and loss to which the Transferor otherwise would have been entitled. Each Member agrees that such Member will, upon request of the Managing Member, execute such certificates or other documents and perform such acts as the Managing Member deems appropriate after a Transfer of such Member’s Interest in the Company (whether or not the Transferee becomes a Substituted Member) to preserve the limited liability of the Members under the laws of the jurisdictions in which the Company is doing business.
(c)    The Transfer of a Member’s Interest in the Company and the admission of a Substituted Member shall not be cause for dissolution of the Company.

10.7    Capital Account; Percentage Interest. Any Transferee of a Member under this Article 10 shall, subject to the last sentence of Section 10.1, succeed to the portion of the Capital Account and Percentage Interest so Transferred to such Transferee.
10.8    Additional Filings. Upon the admission of a Substituted Member under Section 10.2, the Company shall cause to be executed, filed and recorded with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish such substitution.
ARTICLE 11.     RESIGNATION OF MEMBERS; TERMINATION OF COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS
11.1    Resignation of Members. Except as otherwise specifically permitted in this Agreement, a Member may not resign or withdraw from the Company unless unanimously agreed to in writing by all other Members or in connection with the Transfer of all of such Member’s Units in accordance with the provisions of Article 10. The Managing Member shall reflect any such resignation or withdrawal by amending the Schedule of Members maintained pursuant to Section 3.1(c), dated as of the date of such resignation or withdrawal, and the resigning or withdrawing Member (or such Member’s successors-in-interest) shall have none of the powers of a Member hereunder and shall only have such rights of an assignee of a limited liability company interest under the Act as are consistent with the other terms and provisions of this Agreement and with no other rights under this Agreement. The remaining Members may, in their sole discretion, cause the Company to distribute to the resigning or withdrawing Member the balance in its Capital Account on the date of such resignation or withdrawal. Upon the distribution to the resigning or withdrawing Member of the balance in his Capital Account, the resigning or withdrawing Member shall have no further rights with respect to the Company. Any Member resigning or withdrawing in contravention of this Section 11.1 shall indemnify, defend and hold harmless the Company, the Managing Member and all other Members from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Company or any such other Member arising out of or resulting from such resignation or withdrawal.
11.2    Dissolution of the Company.
(a)    The Company shall be dissolved upon the first to occur of any of the following events:
(i)    the determination of the Managing Member to dissolve the Company;
(ii)    an order by a court of competent jurisdiction that the Company be dissolved; or
(iii)    the sale or disposition of all or substantially all of the assets of the Company.
(b)    Except as expressly provided herein or as otherwise required by the Act, the Members shall have no power to dissolve the Company. Absent any of the events set out in Section 11.2(a) above, the Company shall not be dissolved upon any Member becoming bankrupt or executing an assignment for the benefit of creditors, or the death, retirement, insanity, resignation, expulsion or dissolution of any Member, or any other event that terminates the continued membership of a Member in the Company.

(c)    In the event of the dissolution of the Company for any reason, the Managing Member or a liquidating agent or committee appointed by the Managing Member shall act as a liquidating agent (the Managing Member or such liquidating agent or committee, in such capacity, is hereinafter referred to as the “Liquidator”) and shall commence to wind up the affairs of the Company and to liquidate the Company assets. The Members shall continue to share all income, losses and distributions during the period of liquidation in accordance with Article 5 and Article 6. The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company assets pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.
(d)    The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company that the Managing Member would have with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any Company assets.
(e)    Notwithstanding the foregoing, a Liquidator which is not a Member shall not be deemed a Member and shall not have any of the economic interests in the Company of a Member; and such Liquidator shall be compensated for its services to the Company at normal, customary and competitive rates for its services to the Company, as reasonably determined by the Managing Member.
11.3    Distribution in Liquidation. The Company’s assets shall be applied in the following order of priority:
(a)    first, to pay the costs and expenses of the winding-up, liquidation and termination of the Company;
(b)    second, to creditors of the Company, in the order of priority provided by law, including fees, indemnification payments and reimbursements payable to the Members or their Affiliates, but not including those liabilities (other than liabilities to the Members for any expenses of the Company paid by the Members or their Affiliates, to the extent the Members are entitled to reimbursement hereunder) to the Members in their capacity as Members;
(c)    third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company; provided, however, that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided; and

(d)    fourth, the remainder to the Members in accordance with Section 6.1.
If the Liquidator, in its sole discretion, determines that Company assets other than cash are to be distributed, then the Liquidator shall cause the Fair Market Value of the assets not so liquidated to be determined (with any such determination normally made by the Managing Member in accordance with the definition of “Fair Market Value” being made instead by the Liquidator). Such assets shall be retained or distributed by the Liquidator as follows:
(i)    the Liquidator shall retain assets having a value, net of any liability related thereto, equal to the amount by which the cash net proceeds of liquidated assets are insufficient to satisfy the requirements of clauses (a), (b), and (c) of this Section 11.3; and
(ii)    the remaining assets shall be distributed to the Members in the manner specified in clause (d) of this Section 11.3.
(e)    If the Liquidator, in its sole discretion, deems it not feasible or desirable to distribute to each Member its allocable share of each asset, the Liquidator may allocate and distribute specific assets to one or more Members as the Liquidator shall reasonably determine to be fair and equitable, taking into consideration, inter alia, the Fair Market Value of such assets and the tax consequences of the proposed distribution upon each of the Members (including both distributees and others, if any). Any distributions in-kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable.
11.4    Final Reports. Within a reasonable time following the completion of the liquidation of the Company’s assets, the Liquidator shall deliver to each of the Members a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member’s portion of distributions pursuant to Section 11.3.
11.5    Rights of Members. Each Member shall look solely to the Company’s assets for all distributions with respect to the Company and such Member’s Capital Contribution (including return thereof), and such Member’s share of profits or losses thereon, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member or the Managing Member.
11.6    Deficit Restoration. Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member’s Interest in the Company (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit in its Capital Account. In addition, no allocation to any Member of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Company, even if such allocation reduces the Capital Account of any Member or creates or increases a deficit in such Capital Account; it is also the intent of the Members that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. No creditor of the Company is intended as a third-party beneficiary of this Agreement nor shall any such creditor have any rights hereunder.
11.7    Termination. The Company shall terminate when all property owned by the Company shall have been disposed of and the assets shall have been distributed as provided in Section 11.3. The Liquidator shall then execute and cause to be filed a Certificate of Cancellation of the Company.
ARTICLE 12.     NOTICES AND CONSENT OF MEMBERS
12.1    Notices. All notices, demands or requests required or permitted under this Agreement must be in writing or electronic form, and shall be made by hand delivery, certified mail, overnight courier service, electronic mail or facsimile to the address, electronic mail address or facsimile number set forth in the Schedule of Members, but any party may designate a different address, electronic mail address or facsimile number by a notice similarly given to the Company. Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day, the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a Business Day; and the next Business Day following the day on which receipt is acknowledged whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a day that is not a Business Day.
12.2    Consents and Approvals. Any action requiring the consent or approval of Members under this Agreement, unless otherwise specified herein, may be taken at a meeting of Members or, in lieu thereof, by written or electronic consent of Members holding the requisite Percentage Interest or, where expressly required by this Agreement or by applicable law, by all of the Members.
ARTICLE 13.     AMENDMENT OF AGREEMENT
13.1    Amendments. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided, that to the extent that any such amendment, supplement, waiver or modification would adversely affect the legal rights of the holders of any given class of Units (other than Units held by the Managing Member), such amendment shall require the consent of the holders of a majority of the then outstanding Units of each such class held by Members (other than, and, for purposes of determining whether holders of a majority of the then outstanding Units have consented, excluding any Units that are held by the Managing Member).
13.2    Amendment of Certificate. In the event that this Agreement shall be amended, supplemented or modified pursuant to this Article 13, the Managing Member shall amend, supplement or modify the Certificate to reflect such change if the Managing Member deems such amendment, supplement or modification of the Certificate to be necessary or appropriate.

13.3    Power of Attorney. Each Member hereby irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf, the following: (i) any amendment, supplement or modification to this Agreement which complies with the provisions of Section 13.1 of this Agreement; and (ii) the Certificate and any amendment, supplement or modification thereof required because this Agreement is amended, including an amendment, supplement or modification to effectuate any change in the membership of the Company or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Managing Member and, as such: (A) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Managing Member shall have had notice thereof; (B) may be exercised for a Member by facsimile signature of the Managing Member or, after listing all of the Members, including such Member, by a single signature of the Managing Member acting as attorney-in-fact for all of them; and (C) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Company, except that where the assignee thereof has been approved by the Managing Member for admission to the Company as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any instrument necessary to effect such substitution.
ARTICLE 14.     MISCELLANEOUS
14.1    Agreement for Further Execution. The Members agree to sign, swear or acknowledge any certificates or filings required by the laws of the Commonwealth of Pennsylvania or any other state, to sign, swear or acknowledge any amendment or cancellation of such certificate or filings, whether or not such amendment or cancellation is required by law, to sign, swear or acknowledge such other certificates, filings, documents or affidavits of assumed name, trade name or the like (and any amendments or cancellations thereof) that may be required for conduct of the Company’s business and to cause the filing of any of the same for record wherever such filing shall be required by law. This Section 14.1 shall not prejudice or affect the rights of the Members to approve certain amendments to this Operating Agreement as herein provided.
14.2    Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding (to the greatest extent permitted by law) any rule of law that would cause the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania. Any action or proceeding against any Member or the Company relating in any way to this Agreement may be brought and enforced in the courts of the Commonwealth of Pennsylvania, City and County of Philadelphia, or the U.S. District Court for the Eastern District of Pennsylvania, and each of the parties to this Agreement irrevocably submits to the jurisdiction of both such courts in respect of any such action or proceeding.
14.3    Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Member or the Company. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the Members shall negotiate in good faith to modify this Agreement so as to effect the intent of the Members (as of the date of the this Agreement) as closely as possible in an acceptable manner and in order that the transactions contemplated hereby are consummated as contemplated (as of the date of this Agreement) to the greatest extent possible.
14.4    Entire Agreement. This Agreement, together with the Exchange Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understandings among them with respect to the subject matter hereof (including the Third A&R Operating Agreement), and it may not be modified or amended in any manner other than as set forth herein.
14.5    Indulgences, Etc. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.
14.6    Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Members and their heirs, personal representatives, successors and permitted assigns. Neither this Agreement nor any rights hereunder may be assigned by operation of law or otherwise, except in accordance with Article 10. All references in this Agreement to any Member shall be deemed to include its, his or her heirs, personal representatives, successors and assigns.
14.7    Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.
14.8    Headings. All headings, titles or captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
14.9    Number of Days. Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.
14.10    Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or that party’s representative drafted such provision.
14.11    No Third Party Beneficiaries. Notwithstanding anything herein to the contrary, no provision of this Agreement is intended to or shall confer upon any Person (including, without limitation, any creditor of the Company or of any subsidiary) other than the Members any legal or equitable right, benefit or remedy of any nature whatsoever.
14.12    Waiver of Partition. The Members hereby agree that the Company assets are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of such assets.
14.13    Waiver of Judicial Dissolution. Each Member agrees that irreparable damage would occur if any Member should bring or have brought on its behalf an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Member’s sole entitlement on dissolution of the Company and waives and renounces all rights to seek or have sought for such Member a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.
14.14    Consent to Jurisdiction; Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.
14.15    Non-Occurrence of IPO. Notwithstanding any other provision of this Agreement (including Section 13.1), in the event that the IPO is not consummated prior to the date that is 15 Business Days after the date of this Agreement, then this Agreement shall automatically, with no action required by any Member, on such date be amended and restated in its entirety back to the Third A&R Operating Agreement and, upon such automatic amendment and restatement of this Agreement, this Agreement shall be of no force and effect.
*    *    *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

HAMILTON LANE INCORPORATED

By:
Name:
Title:

Mario Giannini

MARIO GIANNINI 2008 ANNUITY TRUST

By:
Name:
Title:

HAMILTON LANE ADVISORS, INC.

By:
Name: Mario L. Giannini
Title: President

HLA INVESTMENTS, LLC
By: HRHLA, LLC, its managing member

By:
Name: Hartley Rogers
Title: Manager

HL MANAGEMENT INVESTORS, LLC.

By:
Name: Robert W. Cleveland
Title: Secretary

Paul Waller

Annex I

Members as of the Effective Date

ANNEX II

Form of Certificate

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER TERMS CONTAINED IN THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED [______________] (AS AMENDED FROM TIME TO TIME), AMONG THE COMPANY AND ITS MEMBERS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

Number of Units:	Certificate Number:
CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST
Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company (the “Company”), hereby certifies that (the “Holder”) is the registered owner of [ ] [Class A/B/C] Units representing limited liability company interests in the Company (the “Interests”). The rights, powers, preferences, restrictions and limitations of the Interests are set forth in, and this Certificate and the Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Fourth Amended and Restated Limited Liability Company Agreement of the Company dated as of     , 2016, as the same may be amended or modified from time to time (the “LLC Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the LLC Agreement. The Company will furnish a copy of the LLC Agreement to the Holder without charge upon written request to the Company at its principal place of business.
The member’s interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.
This Certificate shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed this day of     , 20  .
Hamilton Lane Advisors, L.L.C.

By:
Name:
Title:

THIS CERTIFICATE EVIDENCES A MEMBER’S INTEREST IN HAMILTON LANE ADVISORS, L.L.C. AND SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE COMMONWEALTH OF PENNSYLVANIA (INCLUDING SECTION 8102(A)), AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.